Exhibit 10.18

MANAGEMENT STOCKHOLDERS ADDENDUM

This Management Stockholders Addendum (this “Addendum”) is incorporated in and made a part of the Toys “R” Us Holdings, Inc. 2005 Management Equity Plan (the “Plan”). Pursuant to Section 8.1 of the Plan, upon the exercise of any Options or Rollover Options, or the purchase or acceptance of any Restricted Stock, each Participant shall, without any action by such Participant, automatically become bound by the terms hereof with respect to the Award Stock, or any other Company capital stock, issued to or held by such Participant. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

1.	Definition. For purposes of this Addendum, the following terms shall have the following meanings:

“Addendum” shall have the meaning set forth in the Preface.

“Approved Sale” shall have the meaning set forth in Section 4(b).

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Management Stockholder” shall mean any Participant (including Participants who hold vested Options or Rollover Options) and any other holder of Shares, in either case so long as they hold any Shares.

“Participating Sellers”, with respect to Section 4(a), shall have the meaning set forth in Sections 4(a)(ii), and with respect to Section 4(b) shall mean any Management Stockholder that is Transferring Shares in an Approved Sale.

“Permitted Vornado Transfer” shall mean any Transfer of shares of the Company’s capital stock by Vornado in order to ensure the preservation of its status as a real estate investment trust under federal tax laws.

“Piggyback Registration” shall have the meaning set forth in Section 5(a).

“Plan” shall have the meaning set forth in the Preface.

“Prospective Buyer” shall mean any Person, including the Company or any of its subsidiaries, proposing to purchase or otherwise acquire shares in a Sale under Section 4(a) or Section 4(b).

“Public Offering” shall mean a public offering and sale of Common stock for cash pursuant to an effective registration statement under the Securities Act.

“Public Sale” shall mean any sale pursuant to a registered public offering under the Securities Act, any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act, or, after an Initial Public Offering, any block sale to a financial institution in the ordinary course of its trading business.

“Registrable Securities” shall mean (i) any share of Class A Common issued to or otherwise acquired by any Management Stockholder, including, without limitation, upon conversion of any Class L Common into Class A Common, and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the foregoing securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public pursuant to Rule 144 under the Securities Act. For purposes of this Addendum, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities upon the exercise of Options or Rollover Options, to the extent they are then fully vested and exercisable.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.

“Securities Commission” shall mean the Securities and Exchange Commission, or any successor regulatory body.

“Shares” means any shares of Award Stock under the Plan, and any other capital stock of the Company issued to or held by a holder of Award Stock. For all purposes of the Plan (including this Addendum), Shares will continue to be Shares in the hands of any holder (including any Permitted Transferee), and each such holder of Shares will succeed to all the rights and obligations attributable to such Person as a Management Stockholder hereunder with respect to such Shares, until such time as such Shares cease to be considered Shares pursuant to the express terms of Section 3(b) of this Addendum.

“Sponsor” shall mean any of Bain Capital (TRU) VIII, LP., Bain Capital (TRU) VIII-E, L.P., Bain Capital (TRU) Coinvestment, L.P., Bain Capital Integral Investors, LLC, BCIP TCV, LLC, Toybox Holdings, LLC, and Vornado, in each case together with their respective Affiliates.

“Tag Along Deadline” shall have the meaning set forth in Section 4(a)(ii).

“Tag Along Holder” shall have the meaning set forth in Section 4(a)(i).

“Tag Along Notice” shall have the meaning set forth in Section 4(a)(i).

“Tag Along Offer” shall have the meaning set forth in Section 4(a)(ii).

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other person, whether directly, indirectly, voluntarily,

involuntarily, by operation of law, pursuant to judicial process or otherwise; provided that the sale, pledge, assignment encumbrance or other transfer or disposition of the common shares or beneficial interest, par value $0.04, of Vornado Realty Trust, a Maryland Realty Trust, a Maryland real estate investment trust (or its successors), will not be deemed a Transfer.

“Vornado” means Vornado Truck, LLC.

2.	Voting Agreement. Each Management Stockholder, shall at all times cast all votes to which such Management Stockholder is entitled in respect of such Management Stockholder’s Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Company may instruct by written notice. Further, each Management Stockholder hereby grants to the Company an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Management Stockholder’s Shares as the Company deems appropriate in its sole discretion, which proxy shall be valid and remain in effect with respect to all Shares until they cease, to be Shares pursuant to the terms hereof.

3.	Transfer Restrictions.

(a) General Transfer Restrictions. Each Management Stockholder understands and agrees that any Shares issued to or held by such Management Stockholder on the date hereof have not been registered under the Securities Act or under any state securities laws or the securities laws of any country. No Management Stockholder shall Transfer any such Shares (or solicit any offers in respect of any Transfer of such Shares), except in compliance with the Securities Act, or any applicable state or national securities laws and any restrictions on Transfer contained in the Plan (including this Addendum).

(b) Allowed Transfers. Until the expiration of the provisions of this Section 3, no Management Stockholder shall Transfer any of such Management Stockholder’s Shares to any other Person except as follows:

(i) Permitted Transferees. A Management Stockholder may Transfer Shares to Permitted Transferees solely to the extent provided by, and in accordance with the terms of, Sections 6.6 and 7.3 of the Plan.

(ii) Participation in Drag Along and Tag-Along; Puts and Calls.

(A) Drag-Along. A Management Stockholder may Transfer such Management Stockholder’s Shares to the extent required pursuant to Section 4(b).

(B) Tag-Along. A Participating Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 4(a).

(C) Puts and Calls. A Management Stockholder may Transfer Shares pursuant to the terms of the put and call provisions set forth in Articles IX and X of the Plan or in any Award Agreement pursuant to which such Shares (or the Rollover Options or Options exercised for such Shares) were issued.

Shares Transferred pursuant to this Section 3(b)(ii) shall conclusively be deemed thereafter not to be Shares under this Addendum.

(iii) Public Transfers. A Management Stockholder may Transfer Shares: (a) in a Public Offering pursuant to Section 5 below, or (b) from and after the two-year anniversary of the closing of the Initial Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business. Shares Transferred pursuant to this Section 3(b)(iii) shall conclusively be deemed hereafter not to be Shares under this Addendum.

(c) Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

(d) Notice of Transfer. To the extent any Management Stockholder shall Transfer any Shares pursuant to Sections 3(b)(i) or 3(b)(iii), such Management Stockholder shall, within three (3) Business Days following (or, in the case of a Transfer to a Permitted Transferee, within three (3) Business Days prior to) consummation of such Transfer, deliver notice thereof to the Company, which shall then deliver such notice to the Sponsors.

(e) Period. Each of the foregoing provisions of this Section 3 shall expire upon a Change in Control.

4.	“Tag Along” and “Drag Along” Rights.

(a) “Tag Along” Rights. In connection with any Sale by a Sponsor of any Shares of Common Stock to any Person (other than a Public Sale, a Permitted Vornado transfer, or any Sale between or among the Sponsors, their Affiliates, or any employee of The Company or any of its Subsidiaries):

(i) Notice. The Company shall, prior to any such proposed Sale, deliver a written notice (the “Tag Along Notice”) to each Management Stockholder (each, a “Tag Along Holder”), specifying the principal terms and conditions of the Sale (including the number of shares of each class of the Company’s capital stock to be Sold in such Sale).

(ii) Exercise. Each Tag Along Holder may elect to participate in the Transfer by delivering written notice (the “Tag Along Offer”) within five (5) Business Days after the date of delivery of the Tag Along Notice to such Holder (such date the “Tag Along Deadline”) (each Tag Along Holder so electing, a “Participating Seller”). Each Tag Along Holder who does not make a Tag Along Offer prior to the Tag Along Deadline shall be deemed to have waived all of such holder’s rights to participate in such Sale. Each Tag Along holder will be given the opportunity to exercise their vested Options and Rollover Options prior to or in connection with the consummation of a Sale pursuant to this Section 4(a) and the Award Stock issued upon exercise of such vested Options or Rollover Options will be Shares for purposes of this Section 4(a).

(iii) Number of Shares Sold. Each Participating Seller will have the right to include in the Sale, on the same terms and conditions (subject to Section 4(c)(i)) with respect to each Share Sold as the Sponsor proposing such Sale, a number of Shares of each class of Common Stock to be Sold in such Sale equal to the product of (x) the number of shares of such class of Common Stock to be Sold in the contemplated Sale, times (y) the quotient obtained by dividing the number of Shares of such class of Common Stock owned by such Participating Seller by the number of Shares of such class of Common Stock owned by such Participating Seller and any other Persons participating in such Sale (including the proposing Sponsor and any other Participating Sellers).

(iv) Rule 144(k) Eligibility. Notwithstanding anything to the contrary herein, after the two year anniversary of the Initial Public Offering, upon becoming eligible to sell all of his or her shares pursuant to paragraph (k) of Rule 144, a Tag Along Holder shall no longer be eligible to participate in the Tag Along rights provided by this Section 4(a).

(b) “Drag Along” Rights. If the Board approves a Change in Control (an “Approved Sale”), each Management Stockholder hereby agrees, if and to the extent requested by the Board, to Sell any or all of such Management Stockholder’s Shares in such Approved Sale on the terms and conditions approved by the Board.

(i) Management Stockholder Actions. Each Management Stockholder will take all necessary or desirable actions in connection with the consummation of any Approved Sale (including, if such Approved Sale is structured as a merger or consolidation, waiving any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation).

(ii) Conditions. The obligations of the Management Stockholders with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each Management Stockholder will receive the same form and amount of consideration per share as received by the Sponsors for the corresponding class of shares of the Company’s capital stock, or if any Sponsor is given an option as to the form and amount of consideration to be received in respect of shares of the Company’s capital stock of any class, all Management Stockholders holding shares of the Company’s capital stock of such class will be given the same option; and (ii) each holder of vested and exercisable Options or Rollover Options will be given the opportunity to exercise such rights prior to or in connection with the consummation of an Approved Sale and the Award Stock issued upon exercise of such vested Options or Rollover Options will be Shares for purposes of this Section 4(b).

(c) Miscellaneous. The following provisions shall be applied to any proposed Sale to which Section 4(a) or 4(b) applies:

(i) Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4(a) or Section 4(b) includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (A) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale or (B) the provision to any Participating Seller of any specified information regarding such securities or the issuer thereof that is material and not otherwise required to be provided for the Sale, then such Participating Seller shall not have the right to Sell Shares in such proposed Sale, and the Sponsors proposing such Sale (in the case of Section 4(a)) or the Board (in the case of Section 4(b)), as applicable, shall (x) in the case of a Sale that is not a Change in Control, have the right, but not the obligation, and (y) in the case of a Sale that is a Change in Control, have the obligation, to cause to be paid to such Participating Seller in lieu of the issuance of such securities, against surrender of the Shares which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such securities as of the date such securities would have been issued in exchange for such Shares.

(ii) Class L Common Stock. The consideration payable in respect of shares of Class L Common Stock in any Sale under this Section 4 may be adjusted among such shares solely to the extent necessary to reflect any differing amounts of yield accrued thereon or unreturned original cost thereof under the Company’s certificate of incorporation.

(iii) Further Assurances. Each Participating Seller shall take or cause to be taken all such actions as may be reasonably necessary or reasonably desirable in order to expeditiously consummate each Sale pursuant to Section 4(a) or Section 4(b) and any related transactions, including executing acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities: and otherwise cooperating with the Sponsor proposing such Sale or the Board (as applicable) and the Prospective Buyer, provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Sponsor proposing such Sale or the Board (as applicable) to which other sellers will also be party, including agreements to (i)(A) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, the absence of any adverse claims with respect to such shares and the non-contravention of other agreements and (B) be liable as to such representations, warranties, covenants and other agreements, in each ease to the same extent (but with respect to its own Shares and with respect to its own representations, warranties, covenants and other agreements) as the other sellers, and (ii) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (ii) in connection with any Sale shall not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all sellers in connection with such Sate and (ii) the proceeds to such Participating Seller in connection with such Sale.

(iv) Sale Process. The Sponsor proposing such Sale, in the case of a proposed Sale pursuant to Section 4(a), or the Board, in the case of a proposed Sale pursuant to Section 4(b), shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. If any proposed Sale is postponed, abandoned or not consummated, then the Sponsors or the Board, as applicable, shall comply with the provisions of this Section 4 with respect to any subsequent proposed Sale. No Company stockholder nor any Affiliate of any such holder shall have any liability to any Management Stockholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale.

(v) Expenses. All reasonable costs and expenses incurred for the benefit of all holders of Common Stock in connection with any proposed Sale shall be paid by the Company (to the extent not otherwise paid by the acquiring party), subject to the following sentence. Any costs incurred by or on behalf of any Participating Sellers on their own behalf will not be considered costs of the Sale hereunder, and will be borne by such Participating Seller(s).

(d) Period. The provisions of Section 4(a) shall expire upon the earlier to occur of (i) the Initial Public Offering and (ii) a Change in Control. Each of the other provisions of this Section 4 above shall expire upon a Change in Control.

5.	Registration Rights.

(a) Right to Piggyback. Whenever the Company proposes to conduct an underwritten registration of any of its securities under the Securities Act (other than (i) in an Initial Public Offering or (ii) in connection with registration on Form S-4 or Form S-8 or any successor or similar form) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Section 5(b), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of the Company’s notice.

(b) Priority on Registrations. In any underwritten registration, if the managing underwriters advise the Company that in their opinion the number of Registrable Securities, or the total number of securities of the Company, requested or proposed to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration the Registrable Securities, and the other securities of the Company, that in the opinion of the managing underwriters can be sold without adversely affecting the marketability of such offering, as follows: (i) first, if the registration is a primary offering on behalf of the Company, the securities the Company proposes to sell, (ii) second, any securities of the Company requested to be included in such registration by holders that have a contractual right to include securities in such registration prior to the holders of Registrable Securities, (iii) third, the Registrable Securities and any other securities of the Company requested to be included in such registration, pro rata among the holders of such Registrable Securities and other securities on the basis of the number of shares owned by each such holder.

(c) Further Assurances. Each holder of Registrable Securities will take all necessary or desirable action in connection with the consummation of any Piggyback Registration. including (a) agreeing to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Board; (b) completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; and (c) providing in writing such information and affidavits as requested by the Board in connection with any registration statement or prospectus relating to such offering.

6.	Legends.

(a) Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS PURSUANT TO THE 2005 MANAGEMENT EQUITY PLAN OF TOYS “R” US HOLDINGS, INC. AS AMENDED (THE “PLAN”) INCLUDING THE MANAGEMENT STOCKHOLDERS ADDENDUM ATTACHED THERETO AND MADE A PART THEREOF. A COPY OF THE PLAN WILL BE FURNISHED WITHOUT CHARGE BY TOYS “R” US HOLDINGS, INC. TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Any Person who acquires Shares which cease to be subject to the terms of the Plan (including this Addendum) shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

(b) Securities Act Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OE AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR QUALIFICATION FOR AN EXEMPTION THEREFROM.”

(c) Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Management Stockholder’s Shares until the conditions specified in the foregoing legends and the Plan (including this Addendum) are satisfied.

(d) Termination of the Securities Act Legend. The requirement imposed by Section 6(b) shall cease and terminate as to any particular Management Stockholder’s Shares (i) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (ii) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (A) such requirement shall cease and terminate as to any Management Stockholders Shares or (B) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 6(b).

7.	Notices. Notices required or permitted to be made under this Addendum shall be made in the manner specified in the Plan.

8.	Section 16. The Company shall use its commercially reasonable efforts to cause any acquisition of Options or Award Stock under the Plan to be exempt under Rule 16b-3 promulgated trader the Securities Exchange Act of 1934.

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